Exhibit 99.1

CHENIERE ENERGY, INC. NEWS RELEASE

Cheniere Energy, Inc. Announces Offering of Senior Secured Notes due 2028

Houston, Texas – September 14, 2020 – Cheniere Energy, Inc. (“Cheniere”) (NYSE American: LNG) today announced that it intends to offer, subject to market and other conditions, $1.0 billion aggregate principal amount of Senior Secured Notes due 2028 (the “Cheniere Notes”).

Cheniere intends to use the proceeds from its inaugural offering to prepay a portion of the outstanding indebtedness of Cheniere under the 3-year $2.695 billion delayed draw term loan credit facility Cheniere entered into in June 2020 and subsequently partially repaid and reduced to $2.595 billion, and to pay related fees, expenses and other amounts owing in connection therewith.

The offer of the Cheniere Notes has not been registered under the Securities Act of 1933, as amended (the “Securities Act”) and the Cheniere Notes may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale of these securities would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release contains certain statements that may include “forward-looking statements” within the meanings of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, (i) statements regarding Cheniere’s financial and operational guidance, business strategy, plans and objectives, including the development, construction and operation of liquefaction facilities, (ii) statements regarding expectations regarding regulatory authorizations and approvals, (iii) statements expressing beliefs and expectations regarding the development of Cheniere’s LNG terminal and pipeline businesses, including liquefaction facilities, (iv) statements regarding the business operations and prospects of third parties, (v) statements regarding potential financing arrangements, (vi) statements regarding future discussions and entry into contracts, (vii) statements relating to the amount and timing of share repurchases, and (viii) statements regarding the outbreak of COVID-19 and its impact on Cheniere’s business and operating results. Although Cheniere believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. Cheniere’s actual results could differ materially from those anticipated in these forward-looking statements as a result of a variety of factors, including those discussed in Cheniere’s periodic reports that are filed with and available from the Securities and Exchange Commission. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Other than as required under the securities laws, Cheniere does not assume a duty to update these forward-looking statements.

Contacts

Cheniere Energy, Inc.

Investors
Randy Bhatia	713-375-5479
Megan Light	713-375-5492
Or
Media Relations
Eben Burnham-Snyder	713-375-5764
Jenna Palfrey	713-375-5491